EXHIBIT 4.7

DEPOSIT AGREEMENT

(Class A)

Dated as of March 12, 2013

between

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Escrow Agent

and

NATIXIS S.A., ACTING VIA ITS NEW YORK BRANCH

as Depositary

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

Schedule I	Schedule of Deposits

Exhibit A	Form of Notice of Purchase Withdrawal

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

i

Exhibit B	Form of Notice of Final Withdrawal

Exhibit C	Form of Notice of Replacement Withdrawal

Exhibit D	Form of Notice of Event of Loss Withdrawal

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

ii

DEPOSIT AGREEMENT

(Class A)

This DEPOSIT AGREEMENT (Class A), dated as of March 12, 2013 (as amended, modified or supplemented from time to time, this “Agreement”), is made by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the “Escrow Agent”), and NATIXIS S.A. (“Natixis”), a French société anonyme, acting via its New York Branch, as depositary bank (the “Depositary”).

W I T N E S S E T H:

WHEREAS, American Airlines, Inc. (“American”) and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the “Pass Through Trustee”), have entered into a Trust Supplement No. 2013-1A, dated as of March 12, 2013 (the “Trust Supplement”), to the Pass Through Trust Agreement, dated as of March 12, 2013 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pass Through Trust Agreement”), relating to American Airlines Pass Through Trust 2013-1A pursuant to which the American Airlines Pass Through Trust, Series 2013-1A Certificates referred to therein (the “Certificates”) are being issued (the date of such issuance, the “Issuance Date”);

WHEREAS, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Natixis Securities Americas LLC (collectively, the “Initial Purchasers” and, together with their respective transferees and assigns as registered owners, and any future registered owners from time to time, of the Certificates, the “Investors”) and American have entered into a Purchase Agreement, dated as of March 5, 2013, pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Initial Purchasers;

WHEREAS, American, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the “Equipment Notes”) issued either in respect of aircraft owned by American or to finance the acquisition of certain aircraft by American, as owner, utilizing a portion of the proceeds from the sale of the Certificates (the “Net Proceeds”);

WHEREAS, the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the “Paying Agent”), concurrently herewith are entering into the Escrow and Paying Agent Agreement (Class A), dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Escrow and Paying Agent Agreement”); and

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

WHEREAS, the Initial Purchasers and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Acceptance of Depositary; Establishment of Accounts.

Section 1.1. Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

Section 1.2. Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an “Account” and collectively, the “Accounts”), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement. The Depositary shall establish and maintain all Accounts at a branch of Natixis located in the United States.

SECTION 2. Deposit Mechanics.

Section 2.1. Deposits. The Escrow Agent shall direct the Initial Purchasers to deposit with the Depositary on the date of this Agreement (the “Deposit Date”) in Federal (same day) funds by wire transfer to: the account of Natixis S.A., acting via its New York Branch at [        ], and the Depositary shall accept from the Initial Purchasers, on behalf of the Escrow Agent, the sum of US$506,746,000. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing in accordance with this Agreement (together with any deposit made pursuant to Section 2.4 hereof, individually, a “Deposit” and, collectively, the “Deposits”) and (ii) credit each Deposit to the related Account as set forth herein. No amount shall be deposited in any Account other than the related Deposit.

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

Section 2.2. Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal (it being understood that the date of withdrawal in the case of any payment by the Depositary of the amount of the Final Withdrawal (as defined below) on the Outside Termination Date (as defined below) shall be deemed to be the date of such payment) at the rate of 4.000% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent in arrears on each Interest Payment Date (as defined below), on the date of any Final Withdrawal, on the date of any Replacement Withdrawal (as defined below) or on the date of any Event of Loss Withdrawal (as defined below), as applicable, all in accordance with the terms of this Agreement. As used in this Agreement, the term “Interest Payment Date”, with respect to each Deposit that, as of any date of determination, has not been withdrawn pursuant to a Final Withdrawal, a Replacement Withdrawal or an Event of Loss Withdrawal, shall mean each of July 15 and January 15, commencing on July 15, 2013 and ending on the earlier of July 15 and January 15 immediately following the date on which such Deposit is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below); provided that interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal shall be paid on the next Interest Payment Date following the related Purchase Withdrawal, notwithstanding any intervening Final Withdrawal or Event of Loss Withdrawal with respect to any other Deposit and notwithstanding the fact that the relevant Account may have been closed before such Interest Payment Date, but, if any intervening Replacement Withdrawal occurs before such next Interest Payment Date, such accrued interest shall, instead, be paid on the date of such Replacement Withdrawal. All interest paid pursuant to this Agreement shall be non-compounding.

Section 2.3. Withdrawals.

(a) Purchase Withdrawal. On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least one Business Day’s prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a “Notice of Purchase Withdrawal”), withdraw the entire balance of such Deposit (but not any accrued and unpaid interest thereon) (with respect to any Deposit, such withdrawal, the “Purchase Withdrawal”), except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, which notice has been actually received by the Depositary prior to such actual withdrawal, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following the Purchase Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, “Business Day” shall mean any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Fort Worth, Texas, or Wilmington, Delaware. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to American, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

(b) Final Withdrawal; Replacement Withdrawal; Event of Loss Withdrawal.

(i) The Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a “Notice of Final Withdrawal”), withdraw (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits to but excluding the specified date of such withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Final Withdrawal”), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before the Outside Termination Date (as defined below) and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on the Outside Termination Date. Following the Final Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, the term “Outside Termination Date” shall mean December 31, 2013.

(ii) The Escrow Agent may, by providing at least five Business Days’ prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a “Notice of Replacement Withdrawal”), withdraw (x) with respect to all Deposits then held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the specified date of such Replacement Withdrawal (as defined below) and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Replacement Withdrawal”), on such date as shall be specified in such Notice of Replacement Withdrawal.

(iii) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit D hereto (a “Notice of Event of Loss Withdrawal”), withdraw (x) the entire balance of such Deposit together with (y) all accrued and unpaid interest on such Deposit to but excluding the specified date of such withdrawal (with respect to any Deposit, such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Event of Loss Withdrawal”), on such date as shall be specified in such Notice of Event of Loss Withdrawal. Following such Event of Loss Withdrawal, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to American, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

(c) Compliance with Withdrawal Notices. If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal, Notice of Replacement Withdrawal or Notice of Event of Loss Withdrawal (each, a “Withdrawal Notice”) complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Depositary be required, pursuant to any Withdrawal Notice or otherwise, to make payments hereunder on or in respect of any Deposit in excess of the amount of such Deposit together with accrued interest thereon as provided in this Agreement.

Section 2.4. Other Accounts. On the date of withdrawal of any Deposit (other than the date of any Final Withdrawal, Replacement Withdrawal or Event of Loss Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that such Deposit may not be withdrawn prior to the date seven days after the establishment thereof. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days’ prior written notice to American, the Escrow Agent and the Pass Through Trustee, to require seven days’ notice for any withdrawal.

SECTION 3. Termination. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

SECTION 4. Payments. All payments made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the cases of (w) accrued and unpaid interest on the Deposits payable under Section 2.2 hereof, (x) any Final Withdrawal, (y) any Event of Loss Withdrawal or (z) accrued and unpaid interest on all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, which interest is payable pursuant to a Notice of Replacement Withdrawal, directly to the Paying Agent at [        ], or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent, (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal, and (iii) the case of any withdrawal of one or more Deposits then held by the Depositary together with accrued and unpaid interest on such Deposits pursuant to a Notice of Replacement Withdrawal, as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. To the extent

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

permitted by applicable law, all payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, “Taxes”). However, if the Depositary or the Paying Agent (pursuant to Section 2.04 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deduction or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority and (iii) if the Taxes required to be deducted or withheld are imposed by France, or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

SECTION 5. Representation and Warranties. The Depositary hereby represents and warrants to American, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

(a) it is a société anonyme duly organized and validly existing in good standing under the laws of France and is duly qualified to conduct banking business in the State of New York;

(b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

(d) no authorization, consent or approval of or other action by, and no notice to or filing with, (i) any United States federal or state governmental authority or regulatory body or (ii) any court or governmental authority of France or any political subdivision thereof, is required for the execution, delivery or performance by it of this Agreement;

(e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

(f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

SECTION 6. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (i) in the case of the Escrow Agent, to a successor escrow agent under, and in accordance with, the Escrow and Paying Agent Agreement, and (ii) in the case of the Depositary, to a bank (as defined in the Securities Act of 1933, as amended from time to time, for purposes of Section 3(a)(2) thereof) into which the Depositary shall merge or with which the Depositary shall be consolidated. Any purported assignment in violation of the immediately preceding sentence shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns. The Depositary agrees to cause any bank into which the Depositary shall merge or with which the Depositary shall be consolidated to deliver to the Escrow Agent an agreement containing the express assumption by such successor bank as of the effective date of such merger or consolidation, as applicable, of the due and punctual performance and observance of each covenant and condition of this Agreement unless such assumption shall be effective as a matter of law even in the absence of such agreement.

SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

SECTION 8. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received. All notices shall be sent to (x) in the case of the Depositary, Natixis S.A., acting via its New York Branch, 1251 Avenue of the Americas, 5th Floor, New York, New York, 10020, Attention: Lily Cheung (Telephone: (212) 891-1948; Telecopier: (212) 891-3366) Lily.Cheung@us.natixis.com, cc: USCIBAmerican20131Report@us.natixis.com, or (y) in the case of the Escrow Agent, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE 19890,

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

Reference: American Airlines 2013-1A EETC, Attention: Adam Vogelsong (Telephone: (302) 636-6472; Telecopier: (302) 636-4149), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890-1605, Reference: American Airlines 2013-1A EETC, Attention: Adam Vogelsong (Telephone: (302) 636-6472; Telecopier: (302) 636-4149) and to American, American Airlines, Inc., 4333 Amon Carter Boulevard, Mail Drop 5662, Fort Worth, Texas 76155, Reference: American Airlines 2013-1A EETC, Attention: Treasurer (Telephone: (817) 963-1234; Telecopier: (817) 967-4318) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

SECTION 9. Obligations Unconditional. Notwithstanding anything to the contrary contained herein, the Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the law of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

SECTION 12. Submission to Jurisdiction in New York. Each of the parties hereto, to the extent it may do so under applicable law, hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, except during the period prior to the effective date of any plan of reorganization filed in the bankruptcy case of American and certain of its affiliates jointly administered under Case No. 11-15463 (SHL) in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and confirmed pursuant to Section 1129 of the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto, during which period the Bankruptcy Court shall also have non-exclusive jurisdiction, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

SECTION 13. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

SECTION 15. Rights of Receiptholders. The Depositary acknowledges that, if the Depositary shall fail to pay when due hereunder any interest on the Deposits or to pay when due hereunder any Final Withdrawal, any Replacement Withdrawal or any Event of Loss Withdrawal, each Receiptholder (as defined below) shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder) to claim directly against the Depositary, by making a demand to the Depositary or by bringing suit to enforce any rights the Escrow Agent may have under this Agreement, in respect of amounts that would have been distributed to such Receiptholder pursuant to the Escrow and Paying Agent Agreement, and that any such claim shall not be subject to defenses that the Depositary may have against the Escrow Agent. As used in this Agreement, the term “Receiptholder” shall have the meaning assigned to such term in the Escrow and Paying Agent Agreement.

SECTION 16. Miscellaneous. (a) The Depositary shall have only those duties as are specifically and expressly provided herein and no other duties shall be implied. The Depositary may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Escrow Agent without inquiry and without requiring substantiating evidence of any kind. The Depositary shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Depositary shall have no duty to solicit any payments, including, without limitation, the Deposits.

(b) The Depositary (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents); (i) shall have no duties or responsibilities under this Agreement except those expressly set forth in this Agreement; (ii) shall not be responsible for any recitals, statements, representations or warranties of any person other than itself contained in this Agreement or for the failure by the Escrow Agent or any other person or entity (other than the Depositary) to perform any of its obligations hereunder (whether or not the Depositary shall have any knowledge thereof); (iii) may consult with legal counsel in connection with its duties hereunder and shall be fully

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

protected if any action taken, suffered or permitted by it in good faith in accordance with the advice of counsel selected by it with due care; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds). In the event of any conflict or inconsistency between any provision in this Agreement and a provision in any other document with respect to the subject matter of this Agreement, the provisions of this Agreement shall control.

(c) The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents); (i) shall have no duties or responsibilities under this Agreement except those expressly set forth in this Agreement; (ii) shall not be responsible to the Depositary for any recitals, statements, representations or warranties of any person other than itself contained in this Agreement or the Escrow and Paying Agent Agreement or for the failure by the Depositary or any other person or entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); (iii) may consult with legal counsel in connection with its duties hereunder and under the Escrow and Paying Agent Agreement and shall be fully protected if any action taken, suffered or permitted by it in good faith in accordance with the advice of counsel selected by it with due care; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

(d) (i) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Depositary to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Escrow Agent acknowledges that Section 326 of the USA PATRIOT Act and the Depositary’s identity verification procedures require the Depositary to obtain information which may be used to confirm the Escrow Agent’s identity including without limitation name, address and organizational documents (“identifying information”). The Escrow Agent agrees to provide the Depositary with a fully executed Internal Revenue Service Form W-9 and with any additional identifying information required to the extent necessary in connection with the transactions contemplated by this Agreement. The Escrow Agent also consents to the Depositary obtaining any such identifying information from third parties.

(ii) The Depositary agrees that, upon the reasonable request of the Escrow Agent, it will provide to the Escrow Agent such information and documents as the Escrow Agent may require (x) to satisfy applicable anti-money laundering laws and regulations, including the USA PATRIOT Act, the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and other applicable U.S. anti-money laundering laws and regulations (collectively, the “anti-money laundering/OFAC laws”), or (y) to meet the requirements of the Escrow Agent’s internal know your customer policies and procedures adopted in accordance with the anti-money laundering/OFAC laws.

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

(e) To the extent that the Depositary or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Depositary hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

SECTION 17. Limitation on Damages. In no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent or any of the Receiptholders in connection with this Agreement or the transactions contemplated or any relationships established by this Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 18. Head Office Obligations. The Depositary is Natixis S.A., a French bank, acting through its New York Branch. The Depositary hereby agrees that, notwithstanding the place of booking or its jurisdiction of incorporation or organization, the obligations of the Depositary hereunder are also the obligations of the head office of Natixis in Paris, France (the “Head Office”). Accordingly, any beneficiary of this Agreement will be able to proceed directly against the Head Office, if the Depositary defaults in its obligations to such beneficiary under this Agreement.

SECTION 19. Security Procedures. With respect to all funds transfer instructions that are given by the Escrow Agent pursuant to this Agreement (other than those given in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Depositary is authorized to seek confirmation of such instructions by telephone call-back to the person or persons listed in the certificate of the Escrow Agent described in Section 8 hereof, and the Depositary may rely upon the confirmation of anyone purporting to be the person or persons so listed. If the Depositary is unable to contact any of the authorized representatives listed in such certificate, the Depositary may seek confirmation of such instructions by telephone call-back to any one or more of Escrow Agent’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Assistant Vice President or Vice President, as the Depositary may select. Upon written request from the Depositary, such “Executive Officer” shall deliver to the Depositary a fully executed incumbency certificate, and the Depositary may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent acknowledges that these security procedures are commercially reasonable.

[Signature Pages Follow.]

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement (Class A) to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Assistant Vice President

NATIXIS S.A., ACTING VIA ITS NEW YORK BRANCH, as Depositary

By	/s/ Vinh Nguyen
Name: Vinh Nguyen
Title: Vice President

By	/s/ Jerome Le Jamtel
Name: Jerome Le Jamtel
Title: Managing Director

Signature Page

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

SCHEDULE I to

DEPOSIT AGREEMENT

SCHEDULE OF DEPOSITS

CLASS A

Aircraft Type	Reg. No.	Deposit Amount	Account No.	Account Name
Boeing 737-823	N936AN	$11,843,000	[ ]	[ ]
Boeing 737-823	N943AN	12,267,000	[ ]	[ ]
Boeing 737-823	N947AN	13,781,000	[ ]	[ ]
Boeing 737-823	N948AN	12,839,000	[ ]	[ ]
Boeing 737-823	N949AN	12,254,000	[ ]	[ ]
Boeing 737-823	N950AN	11,909,000	[ ]	[ ]
Boeing 737-823	N951AA	12,971,000	[ ]	[ ]
Boeing 737-823	N964AN	12,833,000	[ ]	[ ]
Boeing 777-223ER	N796AN	34,064,000	[ ]	[ ]
Boeing 777-323ER	N722AN	92,842,000	[ ]	[ ]
Boeing 777-323ER	N723AN	92,945,000	[ ]	[ ]
Boeing 777-323ER	N724AN	93,047,000	[ ]	[ ]
Boeing 777-323ER	N725AN	93,151,000	[ ]	[ ]

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

EXHIBIT A to

DEPOSIT AGREEMENT

FORM OF NOTICE OF PURCHASE WITHDRAWAL

NOTICE OF PURCHASE WITHDRAWAL

NATIXIS S.A., acting via its New York Branch,

as Depositary

Attention: Lily Cheung

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Reference: American Airlines 2013-1A EETC

Telephone: (212) 891-1948

Telecopier: (212) 891-3366

Lily.Cheung@us.natixis.com

cc: USCIBAmerican20131Report@us.natixis.com

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A), dated as of March 12, 2013 (the “Deposit Agreement”), between Wilmington Trust, National Association, as Escrow Agent, and Natixis S.A., acting via its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[            ], Account No. [                    ].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [American Airlines, Inc. at [        ] [        ]]1 on [            ], 20    , upon the telephonic request of a representative of the Pass Through Trustee.

Wilmington Trust, National Association, as Escrow Agent

By:
Name:
Title:

Dated: As of [                    , 20    ]

[1]	If there are any excess amounts that would need to be re-deposited pursuant to the applicable Funding Notice, the account to be specified here should be that of the Pass Through Trustee. If there are no such excess amounts, the account number to be specified here should be that of American.

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

EXHIBIT B to

DEPOSIT AGREEMENT

FORM OF NOTICE OF FINAL WITHDRAWAL

NOTICE OF FINAL WITHDRAWAL

NATIXIS S.A., acting via its New York Branch,

as Depositary

Attention: Lily Cheung

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Reference: American Airlines 2013-1A EETC

Telephone: (212) 891-1948

Telecopier: (212) 891-3366

Lily.Cheung@us.natixis.com

cc: USCIBAmerican20131Report@us.natixis.com

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A), dated as of March 12, 2013 (the “Deposit Agreement”), between Wilmington Trust, National Association, as Escrow Agent, and Natixis S.A., acting via its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits to but excluding [            ], 20    .

The undersigned hereby directs the Depositary to pay the entire amount of such Deposits and accrued and unpaid interest thereon on [            ], 20     to the Paying Agent at [        ].

Wilmington Trust, National Association, as Escrow Agent

By:
Name:
Title:

Dated: As of [                    , 20    ]

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

EXHIBIT C to

DEPOSIT AGREEMENT

FORM OF NOTICE OF REPLACEMENT WITHDRAWAL

NOTICE OF REPLACEMENT WITHDRAWAL

NATIXIS S.A., acting via its New York Branch,

as Depositary

Attention: Lily Cheung

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Reference: American Airlines 2013-1A EETC

Telephone: (212) 891-1948

Telecopier: (212) 891-3366

Lily.Cheung@us.natixis.com

cc: USCIBAmerican20131Report@us.natixis.com

Reference is made to the Deposit Agreement (Class A), dated as of March 12, 2013 (the “Deposit Agreement”), between Wilmington Trust, National Association, as Escrow Agent, and Natixis S.A., acting via its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following: (x) with respect to all Deposits currently held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding [            ], 20     and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal.

The undersigned hereby directs the Depositary to pay on [            ], 20     (i) the amount requested to be withdrawn pursuant to clause (x) above to [name and account details of the replacement depositary], Reference: American Airlines 2013-1A EETC; and (ii) the amount requested to be withdrawn pursuant to clause (y) above to the Paying Agent at [        ].

Wilmington Trust, National Association, as Escrow Agent

By:
Name:
Title:

Dated: As of [                    , 20    ]

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)

EXHIBIT D to

DEPOSIT AGREEMENT

FORM OF NOTICE OF EVENT OF LOSS WITHDRAWAL

NOTICE OF EVENT OF LOSS WITHDRAWAL

NATIXIS S.A., acting via its New York Branch,

as Depositary

Attention: Lily Cheung

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Reference: American Airlines 2013-1A EETC

Telephone: (212) 891-1948

Telecopier: (212) 891-3366

Lily.Cheung@us.natixis.com

cc: USCIBAmerican20131Report@us.natixis.com

Reference is made to the Deposit Agreement (Class A), dated as of March 12, 2013 (the “Deposit Agreement”), between Wilmington Trust, National Association, as Escrow Agent, and Natixis S.A., acting via its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(iii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[                    ], Account No. [            ], relating to the aircraft bearing U.S. registration number N[                    ], together with the payment of all accrued and unpaid interest on such Deposits to but excluding [            ], 20    .

The undersigned hereby directs the Depositary to pay the entire amount of such Deposit and accrued and unpaid interest thereon on [            ], 20     to the Paying Agent at [        ].

Wilmington Trust, National Association, as Escrow Agent

By:
Name:
Title:

Dated: as of [                    , 20    ]

Deposit Agreement (Class A)

(American Airlines 2013-1 Aircraft EETC)